Exhibit 23.1



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement on Form 8-K under the Securities Exchange Act of 1934 of Advanced Photonix, Inc. of our report dated October 24, 2001, on our audit of the financial statements of Silicon Sensors, LLC as of September 30, 2001 and 2000, which is included in Form 8-K dated August 21, 2002.


/s/ Virchow, Krause & Company, LLP

Madison, WI
September 3, 2002